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                                                                     Exhibit 3.3

Submit the original   [LOGO OF              SECRETARY OF STATE        THIS SPACE
and one true copy     SECRETARY OF          Corporation Division      FOR OFFICE
$10.00                STATE CORPORATION     Business Registry         USE ONLY
                      DIVISION COMPANY]     158 12th Street NE
Registry Number:                            Salem, OR 97310-0210
                                            (503) 378-4166
130258-12
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                             ARTICLES OF AMENDMENT
                          By Directors or Shareholders

                   PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.  Name of the corporation prior to amendment:
    Evergreen International Aviation, Inc.

2.  State the article number(s) and set forth the article(s) as it is amended to
    read. (Attach additional sheets, if necessary.)   See Exhibit A attached
    hereto.

3. The amendment(s) was adopted on September 14, 1992. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4. Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

--------------------------------------------------------------------------------
                                   Number of
                                     votes
Class or series  Number of shares  entitled     Number of votes  Number of votes
   of shares       outstanding     to be cast     cast for        cast against
--------------------------------------------------------------------------------
   Common             500             500           500                0
--------------------------------------------------------------------------------

5. [ ] Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

Execution: /s/ Michael R. Sheehan    Michael R. Sheehan        Vice Chairman
          --------------------------------------------------------------------
          Signature                    Printed name                Title

Person to contact about this filing:   Stephen M. Going   (503) 295-4400
                                    ------------------------------------------
                                    Name                   Daytime phone number

Make checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.

BC-3 (4/90)

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                                   EXHIBIT A
                                   ---------


                     EVERGREEN INTERNATIONAL AVIATION, INC.

     The Article III of the Articles of Incorporation of Evergreen International Aviation, Inc., an Oregon corporation, are amended, to read in its entirety as follows:

     Article III. The aggregate number of shares which the corporation shall have authority to issue is 6,000,000 shares of no par value common stock.